Exhibit 99.1

Troy Mine Update and I Bed Development Plans

SPOKANE VALLEY, WA – October 16, 2013 -- Revett Minerals Inc. (NYSE MKT:RVM / TSX:RVM) announced results from recent inspections along the Lower Quartzite haulage route and a decision to commence I Bed development at its Troy Mine in northwestern Montana.

Continued dewatering and inspection of the Lower Quartzite haulage route have revealed unexpected structural instability, which the company feels does not meet its standards of safety for further development. As a consequence, the Company has decided it will not resume mining operations using the Lower Quartzite haulage route, as originally planned, but will instead construct a new development decline to the North C Bed and I-Bed deposits in the Lower Revett Formation. Mine facilities such as the underground crusher, conveyor system and surface mill will remain on a care and maintenance basis until production resumes. The Lower Quartzite haulage route will remain an important access point for ongoing mine dewatering and ventilation.

The Company believes it can construct the new decline through previously unmined areas without incurring the structural issues that have hampered its ability to return to production since operations at the Troy mine were suspended last December. It estimates that access to the undeveloped North C Bed area can be achieved in twelve months, and that access to the deeper I-Beds can be achieved six months thereafter. The Company will commence construction of the development decline once it obtains MSHA approval.

The cost of the decline is presently estimated to be approximately $12 million. The Company has adequate funds to commence construction and is confident that the additional funding required to complete the development project can be obtained next year. In the meantime, the Company will continue to conserve its cash and reduce overall expenses.

The Company remains focused on its prime objective of permitting and developing the Rock Creek project, one of North Americas’ largest silver deposits. The Company believes that it can return to economic production at Troy through the I Bed development and be in a strong operating position to commence Rock Creek once all final approvals and permits have been obtained.

John Shanahan, Revett’s President and CEO stated “Although our expectation to return to production this quarter will not happen, our valuable infrastructure remains intact and we remain confident the Troy Mine can safely resume operations. The development to the I Bed, which is expected to initially access the North C Bed for production late next year, is the best development alternative available. We have at least ten years of mine life at Troy where resuming operations and utilizing our experiences in the Revett formation will continue to be our all-important bridge to Rock Creek.”

About Revett

Revett, through its subsidiaries, owns and operates the Troy Mine in Lincoln County, Montana and development-stage Rock Creek Project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project form the basis of our plan to become a premier mid-tier base and precious metals producer.

John Shanahan
President & CEO

For more information, please contact: Monique Hayes, Corporate Secretary / Director of Investor Relations (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this news release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", or "does not expect", "is expected", "is not expected", "budget", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements contained in this news release include statements relating to our ability to develop the I Bed deposit at Troy including having the financial capability to do so, and the possibility of re-establishing production next year. Actual results will depend upon our ability to obtain necessary funding, MSHA approval, tonnage and grade and economic feasibility of the I Bed deposit as well as decisions made by management having regard to the nature of the geotechnical conditions and the safety of Revett’s employees. Forward looking statements, are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business and economic uncertainties, risks and contingencies and those factors discussed in the section entitled "Risk Factors" in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements except as required by applicable securities laws.